UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 17, 2006, Openwave Systems Inc. (the “Company”), received an additional staff determination letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) advising the Company that it had failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Form 10-Q for the period ended September 30, 2006, and that its securities are, therefore, subject to delisting from the Nasdaq Global Select Market.

The Company previously received and announced a Nasdaq staff determination letter with respect to the Company’s failure to timely file its Form 10-K for the fiscal year ended June 30, 2006. The Company requested a hearing before the Nasdaq Listing Qualifications Panel to appeal the staff determination regarding the failure to file its Form 10-K. On November 16, 2006, the Company attended a hearing before the Nasdaq Panel, at which it presented its plan to cure both filing deficiencies.

Both Nasdaq delisting actions have been automatically stayed pending the Nasdaq Panel’s decision. The Company’s stock will continue to be listed on the Nasdaq Global Select Market until the Panel issues its decision and during any extension that is allowed by the Panel. There can be no assurance that the Panel will grant the Company’s request for an extension and continued listing or that, if granted, the extension will be for the duration requested by the Company. The press release announcing the Notice is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “Openwave Receives Additional NASDAQ Staff Determination” dated November 21, 2006

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to expectations, plans, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the final conclusion of the Special Committee’s independent review relating to the Company’s stock option grants and practices; (b) the accounting of any adjustments to the Company’s financial statements as a result of the independent review; (c) the tax treatment of any adjustments to the Company’s financial statements as a result of the independent review; (d) the results of the NASDAQ Listing Qualifications Panel review; (e) the ability and timing of the Company to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Exchange Act; and (f) the continued listing of the Company’s stock on the Nasdaq Global Select Market.

For a detailed discussion of other risks and uncertainties, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Harold Covert
Name:	Harold (Hal) Covert
Title:	Executive Vice President and Chief Financial Officer

Date: November 21, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release entitled “Openwave Receives Additional NASDAQ Staff Determination” dated November 21, 2006